UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Delta Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	11-3336165
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Woodbury Road, Suite 200 Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:  Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Common Stock, par value $0.01 per share, of Delta Financial Corporation (the “Company”) is set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-11289) relating to the Common Stock, originally filed on September 3, 1996 with the Securities and Exchange Commission, as subsequently amended (the “Form S-1”), and the prospectus issued thereunder, and all amendments and reports filed for the purpose of updating that description, which description is incorporated herein by reference.

Item 2.  Exhibits.

Exh.
No.     Filed    Description

3.1     (a)    Certificate of Incorporation of Delta Financial Corporation
3.2     (b)    Second Amended Bylaws of Delta Financial Corporation
4.1     (a)    Specimen of Certificate of Common Stock

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(a)	Incorporated by reference from our Registration Statement on Form S-1 (No. 333-11289), filed with the Commission on October 9, 1996.
(b)	Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12109), filed with the Commission on March 31, 1999.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                    DELTA FINANCIAL CORPORATION
                                                                                  (Registrant)

                    By: /s/ Marc E. Miller
                    Name: Marc E. Miller
                    Title: Senior Vice President

Dated: March 20, 2007